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                                   EXHIBIT 1
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                                    AMENDMENT
                       TO POOLING AND SERVICING AGREEMENT
                                       AND
                         RECEIVABLES PURCHASE AGREEMENT


                            dated as of March 5, 1997


                                      among


                      AMERISOURCE RECEIVABLES CORPORATION,


                            AMERISOURCE CORPORATION,


                                       and


                    MANUFACTURERS AND TRADERS TRUST COMPANY,
                                   as Trustee



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         This AMENDMENT dated as of March 5, 1997 (this "Amendment") is made among AMERISOURCE RECEIVABLES CORPORATION, a Delaware corporation, as transferor ("ARC"), AMERISOURCE CORPORATION, a Delaware corporation, as the initial Servicer ("AmeriSource"), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Trustee (in that capacity, together with any successor in that capacity, the "Trustee").


                                   BACKGROUND


         1. AmeriSource, ARC and the Trustee (together, the "Original Parties") have entered into the Pooling and Servicing Agreement, dated as of December 13, 1994 and amended as of April 4, 1995 (as so amended, the "Pooling Agreement"), pursuant to which they agreed to create certain Series and Classes of Certificates; and AmeriSource and ARC have entered into the Receivables Purchase Agreement, dated and amended as of the same dates (as so amended, the "Purchase Agreement"), pursuant to which AmeriSource agreed to sell and contribute, and ARC agreed to purchase and receive, certain Receivables. Except as otherwise defined herein, capitalized terms have the meanings that Appendix A to the Pooling Agreement assigns to them.

         2. The Original Parties wish to amend the Pooling Agreement and the Purchase Agreement so as to revise certain definitions.

         NOW, THEREFORE, for good and valuable consideration (the receipt of which is acknowledged) the parties agree as follows:


                                    ARTICLE I
                                   AMENDMENTS



         SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in Appendix A to the Pooling Agreement.

         SECTION 1.02 Changes to Definitions. Appendix A to the Pooling Agreement and the Purchase Agreement is hereby amended as follows:

                  (a) The definition of "Aged Receivables Ratio" is amended by adding the following new proviso, immediately prior to the end thereof:

                           ; provided, however, that for purposes of calculating
                  the Aged Receivables Ratio for any Calculation Period prior to March, 1998, the were
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                  past due 121 to 150 days shall be deemed to equal the
                  Walker/Pelham Aged Receivables Proxy for such Calculation Period.

                  (b) The following new term is added, immediately following the definition of "Exchange Date":

                           "Exempt Division" means a division of the Seller that
                  is specified as an "Exempt Division" in a written notice from Servicer to the Trustee, the Rating Agencies and the Agent; provided that each of the following requirements must be satisfied with respect to such division: (i) such designation is made within thirty days after such Seller's acquisition of the operations conducted by such division, (ii) the Servicer shall have given the Trustee and the Applicable Rating Agencies written notice of such designation, (iii) the customers of such division have been instructed to make all payments in respect to receivables originated by such division to a location other than to any of the Bank Accounts, and (iv) none of the data included in the Daily Reports, Monthly Reports or other information supplied to the Trustee or Holders includes any information about such division or amounts owed to it; and provided further that, the designation of a division as an "Exempt Division" may be terminated at any time, by written notice from Servicer to the Trustee and the Applicable Rating Agencies.

                  (c) The following new term is added, immediately following the definition of "PBGC":

                           "Pelham Division" means the division of the Seller
                  that conducts operations formerly conducted by the division of Walker based in Pelham, Alabama.

                  (d) The following new terms are added, immediately following the definition of "Variable Amount":

                           "Walker" means Walker Drug Company, L.L.C.

                           "Walker/Pelham Aged Receivables Proxy" means, with
                  respect to each of the Calculation Periods set forth below, the amount set opposite such Calculation Period:

                  Calculation Period                    Amount
                  ------------------                    ------
                  January, 1996                     $  832,000
                  February, 1996                    $  611,000
                  March, 1996                       $  703,000
                  April, 1996                       $1,003,000
                  May, 1996                         $  679,000


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
                  June, 1996                         $987,000
                  July, 1996                         $871,000
                  August, 1996                       $842,000
                  September, 1996                    $833,000
                  October, 1996                      $864,000
                  November, 1996                     $899,000
                  December, 1996                     $860,000
                  January, 1997                      $832,000
                  February, 1997                     $832,000

                           "Walker Excess" means, at any time, the excess (if
                  any) of (a) the aggregate Unpaid Balance of Eligible Receivables originated by Walker, over (b) 20% of the aggregate Unpaid Balance of all Eligible Receivables.

                  (e) The definition of "Net Eligible Receivables" is amended by adding the following new clause, immediately prior to the end thereof:

                           , minus (in the case of any determination made with
                  respect to a Calculation Period prior to the March, 1998 Calculation Period) the Walker Excess.

                  (f) The definition of "Receivables" is amended by adding the following new proviso, immediately prior to the end thereof:

                           ; provided that "Receivable" shall not include any
                  such right to payment owed solely to an Exempt Division.

                  (g) The following new defined term is added, immediately following the definition of "Majority Investors":

                           "Manufacturer Obligations" means all obligations of
                  suppliers to make payments or other accommodations to the Seller on account of special pricing arrangements or other arrangements with Obligors, returns of inventory or other circumstances relating to the sale, marketing or distribution of such supplier's products.

                  (h) The definition of "Related Security" is amended by adding the following sentence thereto:

                           Without limiting the foregoing, it is understood and
                  agreed that Related Security includes all Manufacturer Obligations, payments in respect thereof and other proceeds thereof.


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         The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to ARC, all of the Seller's right, title and interest in, to and under all Manufacturer Obligations, all payments in respect thereof and all other proceeds thereof. ARC hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust, for the benefit of the Certificateholders, all of its right, title and interest in, to and under all Manufacturer Obligations, all payments in respect thereof and all other proceeds thereof.

         It is understood and agreed that Manufacturer Obligations will not be classified as "Receivables" or "Eligible Receivables" for purposes of the Transaction Documents.

         SECTION 1.03 Changes to Purchase Agreement. Section 8.2 of the Purchase Agreement is amended by adding the following new proviso, immediately prior to the end thereof:

                           ; provided, further, that if, at any time prior to
                  the Liquidation Commencement Date, the Internal Revenue Service or the PBGC shall file notice of one or more Involuntary Adverse Claims (other than Permitted Adverse Claims), then on and after the date on which an Authorized Officer of ARC obtains knowledge of such filing until the date on which ARC receives a written release of such Involuntary Adverse Claims (which release shall be satisfactory to the Applicable Rating Agencies) from the Internal Revenue Service or the PBGC, ARC shall not purchase Receivables and Related Purchased Assets from the Seller.

         SECTION 1.04 Changes to Pooling Agreement. (a) Clause (h) of the first sentence of Section 9.01 of the Pooling Agreement is amended to read in its entirety as follows:

                           (h) the Internal Revenue Service or the PBGC shall
                  file notice of one or more Involuntary Adverse Claims (other than Permitted Adverse Claims);.

                  (b) The definition of "Carrying Cost Reserve" in Section 4.03(a) of the Pooling Agreement is amended by adding the following new clause, immediately prior to the end thereof:

                           , plus (iii) an amount equal to (A) the aggregate
                  Unpaid Balance of the Receivables, multiplied by (B) one-twelfth of 2.5% multiplied by a fraction the numerator of which is the product of 1.75 and the number of Turnover Days and the denominator of which is 360.



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         SECTION 1.05 Designation of Exempt Division. All of the Seller's
divisions that conduct operations formerly conducted by Walker (other than Pelham Division) are hereby designated as Exempt Divisions.

                                   ARTICLE II
                   CONDITIONS, REPRESENTATIONS AND WARRANTIES


         SECTION 2.01 Conditions Precedent. This Amendment shall be effective from and after the later of (a) March 5, 1997 or (b) the date upon which all of the conditions precedent specified below have been satisfied (the "Effective Date"). The conditions precedent are:

                  (i) The Trustee shall have received from each of AmeriSource and ARC a certificate, dated as of the date hereof, of an Authorized Officer as to:

                           (A) resolutions of its board of directors then in
                  full force and effect authorizing the execution, delivery and performance of this Amendment,

                           (B) the incumbency and signature of those of its
                  officers authorized to act with respect to this Amendment,

         upon which certificate the Trustee may conclusively rely.

                  (ii) The Trustee shall have received an opinion of counsel to AmeriSource and ARC that the modifications to the Pooling Agreement and the Purchase Agreement made pursuant to this Amendment are legal, valid and binding upon each of AmeriSource and ARC and that such amendments are permitted under the terms of the Pooling Agreement and the Purchase Agreement.

                  (iii) The representations and warranties of AmeriSource and ARC as set forth in the Transaction Documents shall continue to be true and correct, and the Trustee shall have received the certificate of an Authorized Officer of each of AmeriSource and ARC to the effect that the representations and warranties continue to be true and correct.

                  (iv) Pursuant to Section 10.1(a) of the Purchase Agreement and
         Section 13.01(a) of the Pooling Agreement, ARC shall have delivered this Amendment to the Applicable Rating Agencies at least ten Business Days (or such shorter time as shall be acceptable to each of them) prior to the execution and delivery hereof and the Rating Agency Condition shall have been met.

         SECTION 2.02 Representations and Warranties. Each of AmeriSource and ARC represents and warrants to the Trustee that:


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                  (a) The execution and delivery by it of this Amendment, and the performance of its obligations under the Pooling Agreement and the Purchase Agreement as modified by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals other than Assignment of Claims Act filings (if any shall be required), and other consents or approvals and do not and will not contravene or conflict with, or create any Adverse Claim under, (i) any provision of law, (ii) its constituent documents, (iii) any court or administrative decree applicable to it or (iv) any contractual restriction binding upon it or its property which conflict or adverse claim would have a substantial likelihood of having Material Adverse Affect.

                  (b) This Amendment has been duly executed and delivered by it, and the Pooling Agreement and the Purchase Agreement, as amended, are its legal, valid and binding obligations, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) The warranties made by it in the Pooling Agreement and the Purchase Agreement are true and correct as of the date hereof as though made on that date, except to the extent that the warranties specifically relate to an earlier date.

                  (d) After giving effect to this Amendment, no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing.

         SECTION 2.03 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (a) it is a banking corporation organized, existing and in good standing under the laws of the State of New York,

                  (b) it has full power, authority and right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment, and

                  (c) this Amendment has been duly executed and delivered by the Trustee, and is a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.



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                                   ARTICLE III
                                  MISCELLANEOUS


         SECTION 3.01 Miscellaneous. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         (b) This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same agreement.

         (c) Any reference to the Pooling Agreement or the Purchase Agreement contained in any notice, request, certificate or other document executed concurrently with or after the Effective Date shall be deemed to be a reference to the Pooling Agreement or the Purchase Agreement as amended hereby. Except as expressly modified hereby, the Transaction Documents hereby are ratified and confirmed by the parties hereto. The amended Pooling Agreement, the amended Purchase Agreement and the other Transaction Documents remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.

                               AMERISOURCE RECEIVABLES CORPORATION,
                                as transferor


                               By: ____________________________________________
                               Title: _________________________________________

                               Address:   P.O. Box 1735
                                          Southeastern, Pennsylvania 19399-1735
                               Attention: Kurt Hilzinger
                               Telephone: (610) 296-4480
                               Facsimile: (610) 993-9085


                               AMERISOURCE CORPORATION,
                                as initial Servicer


                               By: ____________________________________________
                               Title: _________________________________________

                               Address:   300 Chester Field Parkway
                                          Malvern, Pennsylvania 19355
                               Attention: Kurt Hilzinger
                               Telephone: (610) 296-4480
                               Facsimile: (610) 993-9085


                               MANUFACTURERS AND TRADERS TRUST
                                COMPANY, as Trustee


                               By: ____________________________________________
                               Title: _________________________________________

                               Address:   One M&T Plaza
                                          Buffalo, New York 14203
                               Attention: Russell Whitley
                               Telephone: (716) 842-5602
                               Facsimile: (716) 842-4474